Exhibit 8



                                 August 28, 1997



Crestar Financial Corporation
919 East Main Street, 16th Floor
Richmond, Virginia  23219

American National Bancorp, Inc.
211 North Liberty Street
Baltimore, Maryland  21201

                    Merger of American National Bancorp, Inc.
                       Into Crestar Financial Corporation
                     Certain Federal Income Tax Consequences
                     ---------------------------------------

Gentlemen:

                  We have acted as counsel to Crestar Financial Corporation ("Crestar"), a Virginia corporation, in connection with the proposed merger of American National Bancorp, Inc. ("American National"), a Delaware corporation, into Crestar (the "Holding Company Merger"). After the Holding Company Merger, American National Savings Bank, F.S.B. ("Savings Bank"), currently a wholly-owned subsidiary of American National, will merge into Crestar Bank, a wholly-owned subsidiary of Crestar (the "Bank Merger").

                  In the Holding Company Merger, each outstanding share of American National common stock (other than any shares held by Crestar) is to be converted into a fraction of a share of Crestar common stock having a fair market value of $20.25 or, at the election of each American National shareholder, $20.25 in cash. For that purpose, Crestar common stock will be valued at the average closing price of Crestar common stock for the ten trading days ending on the tenth day before the effective date of the Holding Company Merger (the "Effective Date"). However, a share of American National common stock will not be converted into less than 0.405 or more than 0.675 of a share of Crestar common stock. Any American National shareholder who becomes entitled to a fractional share of Crestar common stock as a result of the Holding Company Merger, after aggregating all the shareholder's shares of American National common stock, will receive cash from Crestar in lieu of the fractional share. The total

Crestar Financial Corporation
American National Bancorp, Inc.
August 28, 1997
Page 2


number of shares of American National common stock that may be exchanged for cash pursuant to the cash election is limited to 40 percent of the shares outstanding immediately before the Holding Company Merger. American National shareholders are not entitled to exercise dissenter's rights with respect to the Holding Company Merger.

                    You have requested our opinion concerning certain federal income tax consequences of the Holding Company Merger and the Bank Merger. In giving this opinion, we have reviewed the Agreement and Plan of Reorganization dated as of June 23, 1997 among Crestar, Crestar Bank, American National, and Savings Bank; the Plan of Merger relating to the Holding Company Merger; the Plan of Merger relating to the Bank Merger; the Form S-4 Registration Statement under the Securities Act of 1933 relating to the Holding Company Merger (the "S-4"); and such other documents as we have considered necessary. In addition, we have assumed the following:

                  1. The fair market value of the Crestar common stock (including any fractional share interest) received by an American National shareholder in exchange for American National common stock will be approximately equal to the fair market value of the American National common stock surrendered in the exchange.

                  2. None of the compensation received by any shareholder-employee of American National will be separate consideration for, or allocable to, any shares of American National common stock; none of the shares of Crestar common stock received by any shareholder-employee in the Holding Company Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder- employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                  3. The payment of cash in lieu of fractional shares of Crestar common stock is solely for the purpose of avoiding the expense and inconvenience to Crestar of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Holding Company Merger to American National shareholders in lieu of fractional shares of Crestar common stock will not exceed one percent of the total consideration issued in the Holding Company Merger to the American National shareholders in exchange for their American National common stock.

                  4. No share of American National common stock has been or will be redeemed in anticipation of the Holding Company Merger, and American National has not made and will not make any extraordinary distribution with respect to its stock in anticipation of the Holding Company Merger.

Crestar Financial Corporation
American National Bancorp, Inc.
August 28, 1997
Page 3



                  5. Crestar has no plan or intention to reacquire any of its stock issued in the Holding Company Merger or to make any extraordinary distribution with respect to such stock.

                  6. There is no plan or intention by shareholders of American National to sell, exchange, or otherwise dispose of a number of shares of Crestar common stock received in the Holding Company Merger that would reduce the American National shareholders' ownership of Crestar common stock to a number of shares having a fair market value, as of the Effective Date, of less than 50 percent of the fair market value of all the formerly outstanding American National common stock as of the Effective Date. For this purpose, shares of American National common stock exchanged for cash in the Holding Company Merger or exchanged for cash in lieu of fractional shares of Crestar common stock are treated as outstanding American National common stock on the Effective Date. Moreover, shares of American National common stock and shares of Crestar common stock held by American National shareholders and otherwise sold, redeemed, or disposed of before or after the Holding Company Merger are considered in making the above determination.

                  7. Following the Holding Company Merger, Crestar will continue the historic business of American National or use a significant portion of American National's historic business assets in a business.

                  8. The liabilities of American National that will be assumed by Crestar and the liabilities, if any, to which the transferred assets of American National are subject were incurred by American National in the ordinary course of business.

                  9. There is no indebtedness existing between (a) American National or any subsidiary of American National and (b) Crestar or any subsidiary of Crestar.

                  10. Neither Crestar nor any subsidiary of Crestar (a) has transferred or will transfer cash or other property to American National or any subsidiary of American National in anticipation of the Holding Company Merger or the Bank Merger or (b) has made or will make any loan to American National or any subsidiary of American National in anticipation of the Holding Company Merger or the Bank Merger.

                  11. On the Effective Date, the fair market value of the assets of American National transferred to Crestar will exceed the sum of American National's liabilities assumed by Crestar plus the amount of liabilities, if any, to which the transferred assets are subject.



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Crestar Financial Corporation
American National Bancorp, Inc.
August 28, 1997
Page 4


                  12. Crestar has no plan or intention to sell or otherwise dispose of any of the assets of American National acquired in the Holding Company Merger, except in the Bank Merger.

                  13. Crestar, Crestar Bank, American National, Savings Bank, and the shareholders of American National will pay their respective expenses, if any, incurred in connection with the Holding Company Merger and the Bank Merger.

                  14. For each of Crestar, Crestar Bank, American National, and Savings Bank, not more than 25 percent of the fair market value of its adjusted total assets consists of stock and securities of any one issuer, and not more than 50 percent of the fair market value of its adjusted total assets consists of stock and securities of five or fewer issuers. For purposes of the preceding sentence, (a) a corporation's adjusted total assets exclude cash, cash items (including accounts receivable and cash equivalents), and United States government securities, (b) a corporation's adjusted total assets exclude stock and securities issued by any subsidiary at least 50 percent of the voting power or 50 percent of the total fair market value of the stock of which is owned by the corporation, but the corporation is treated as owning directly a ratable share (based on the percentage of the fair market value of the subsidiary's stock owned by the corporation) of the assets owned by any such subsidiary, and
(c) all corporations that are members of the same "controlled group" within the meaning of section 1563(a) of the Internal Revenue Code (the "Code") are treated as a single issuer.

                  15. At all times during the five-year period ending on the Effective Date, the fair market value of all of American National's United States real property interests was and will have been less than 50 percent of the total fair market value of (a) its United States real property interests,
(b) its interests in real property located outside the United States, and (c) its other assets used or held for use in a trade or business. For purposes of the preceding sentence, (x) United States real property interests include all interests (other than an interest solely as a creditor) in real property and associated personal property (such as movable walls and furnishings) located in the United States or the Virgin Islands and interests in any corporation (other than a controlled corporation) owning any United States real property interest,
(y) American National is treated as owning its proportionate share (based on the relative fair market value of its ownership interest to all ownership interests) of the assets owned by any controlled corporation or any partnership, trust, or estate in which American National is a partner or beneficiary, and (z) any such entity in turn is treated as owning its proportionate share of the assets owned by any controlled corporation or any partnership, trust, or estate in which the entity is a partner or beneficiary. As used in this paragraph, "controlled corporation" means any corporation at least 50 percent of the fair market value of the stock of which is owned by

Crestar Financial Corporation
American National Bancorp, Inc.
August 28, 1997
Page 5


American National, in the case of a first-tier subsidiary of American National, or by a controlled corporation, in the case of a lower-tier subsidiary.

                  16. Any shares of Crestar common stock received in exchange for shares of American National common stock that (a) were acquired in connection with the performance of services, including stock acquired through the exercise of an option or warrant acquired in connection with the performance of services, and (b) are subject to a substantial risk of forfeiture within the meaning of section 83(a) of the Code will be subject to substantially the same risk of forfeiture after the Holding Company Merger.

                  17. No outstanding American National common stock acquired in connection with the performance of services was or will have been acquired within six months before the Effective Date by any person subject to section 16(b) of the Securities Exchange Act of 1934 other than pursuant to an option granted more than six months before the Effective Date.

                  18. Neither American National nor Savings Bank has filed, and neither holds any asset subject to, a consent pursuant to section 341(f) of the Code and regulations thereunder.

                  19. Neither American National nor Savings Bank is a party to, and neither holds any asset subject to, a "safe harbor lease" under former section 168(f)(8) of the Code and regulations thereunder.

                  20. No share of Savings Bank stock has been or will be redeemed in anticipation of the Bank Merger, and Savings Bank has not made and will not make any extraordinary distribution with respect to its stock in anticipation of the Bank Merger.

                  21. Crestar Bank has no plan or intention to reacquire any of its outstanding stock or to make any extraordinary distribution with respect to such stock.

                  22. Crestar Bank will continue the historic business of Savings Bank or use a significant portion of Saving Bank's historic business assets in a business.

                  23. The liabilities of Savings Bank that will be assumed by Crestar Bank and the liabilities, if any, to which the transferred assets of Savings Bank are subject will have been incurred by Savings Bank in the ordinary course of business.

                  24. On the effective date of the Bank Merger, the adjusted federal income tax basis and the fair market value of the assets of Savings Bank transferred to Crestar Bank each

Crestar Financial Corporation
American National Bancorp, Inc.
August 28, 1997
Page 6


will exceed the sum of Savings Bank's liabilities assumed by Crestar Bank plus the amount of liabilities, if any, to which the transferred assets are subject.

                  25. Crestar Bank has no plan or intention to sell or otherwise dispose of any of the assets of Savings Bank to be acquired in the Bank Merger, except for dispositions made in the ordinary course of business.

                  26. Crestar has no plan or intention to dispose of any Crestar Bank stock.

                  On the basis of the foregoing, and assuming that (a) with respect to any nonresident alien or foreign entity that is a shareholder of American National, American National will comply with all applicable statement and notification requirements (if any) of Treasury Regulation ss. 1.897-2(g) &
(h), (b) the Holding Company Merger will be consummated in accordance with the Plan of Merger therefor, and (c) the Bank Merger will be consummated in accordance with the Plan of Merger therefor, we are of the opinion that (under current law) for federal income tax purposes:

                  1. The Holding Company Merger will be a reorganization within the meaning of section 368(a)(1)(A) of the Code.

                  2. American National will not recognize gain or loss (a) on the transfer of its assets to Crestar in exchange for Crestar common stock, cash, and the assumption of American National's liabilities or (b) on the constructive distribution of Crestar common stock and cash to American National shareholders.

                  3. Crestar will not recognize gain or loss on the acquisition of American National's assets in exchange for Crestar common stock, cash, and the assumption of American National's liabilities.

                  4. An American National shareholder will not recognize gain or loss on the exchange of his shares of American National common stock solely for shares of Crestar common stock (including any fractional share interest) in the Holding Company Merger.

                  5. The aggregate basis of shares of Crestar common stock (including any fractional share interest) received in the Holding Company Merger by an American National shareholder who exchanges his shares of American National common stock solely for shares of Crestar common stock will be the same as the aggregate basis of the shares of American National common stock exchanged therefor.



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Crestar Financial Corporation
American National Bancorp, Inc.
August 28, 1997
Page 7


                  6. An American National shareholder who exchanges shares of American National common stock for both shares of Crestar common stock (including any fractional share interest) and cash (excluding cash received in lieu of a fractional share) will recognize any gain realized (including any gain treated as a dividend) up to the amount of such cash received, but will not recognize any loss.

                  7. The aggregate basis of shares of Crestar common stock (including any fractional share interest) received in the Holding Company Merger by an American National shareholder who exchanges shares of American National common stock for shares of Crestar common stock and cash (excluding cash received in lieu of a fractional share) will be the same as the aggregate basis of the shares of American National common stock exchanged therefor, decreased by the amount of such cash received and increased by the amount of gain recognized by the shareholder (including any gain treated as a dividend).

                  8. The holding period for shares of Crestar common stock (including any fractional share interest) received by an American National shareholder in the Holding Company Merger will include the holding period for the shares of American National common stock exchanged therefor, if such shares of American National common stock are held as a capital asset on the Effective Date.

                  9. Cash received by an American National shareholder in lieu of a fractional share of Crestar common stock will be treated as having been received as full payment in exchange for such fractional share pursuant to section 302(a) of the Code.

                  10. The Bank Merger will be a reorganization within the meaning of section 368(a)(1)(A) and section 368(a)(1)(D) of the Code.

                  11. Savings Bank will not recognize gain or loss (a) on the transfer of its assets to Crestar Bank in exchange for the assumption of liabilities and in constructive exchange for Crestar Bank stock or (b) on the constructive distribution of Crestar Bank stock to Crestar. (We note, however, that Savings Bank or Crestar Bank may be required to include in income certain amounts as a result of (i) the termination of any bad-debt reserve maintained by Savings Bank for federal income tax purposes and (ii) other possible required changes in accounting methods.)

                  12. Crestar Bank will not recognize gain or loss on the acquisition of Savings Bank's assets in exchange for the assumption of Savings Bank's liabilities and in constructive exchange for Crestar Bank stock. (We note, however, that Savings Bank or Crestar Bank may be required to include in income certain amounts as a result of (i) the termination of any bad-


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Crestar Financial Corporation
American National Bancorp, Inc.
August 28, 1997
Page 8

debt reserve maintained by Savings Bank for federal income tax purposes and (ii) other possible required changes in accounting methods.)

                  13.   Crestar  will  not   recognize   gain  or  loss  on  the
constructive exchange of shares of Savings Bank stock for shares of Crestar Bank stock in the Bank Merger.

                  We are also of the opinion that the material federal income tax consequences of the Holding Company Merger are fairly summarized in the S-4 under the headings "Summary-- Certain Federal Income Tax Consequences of the Transaction" and "The Holding Company Merger--Certain Federal Income Tax Consequences." We consent to the use of this opinion as an exhibit to the S-4 and to the reference to this firm under such headings. In giving this consent, we do not admit that we are within the category of persons whose consent is required by section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.



                                    Very truly yours,


                                    HUNTON & WILLIAMS